Exhibit 99.2

Investor Deep Dive
How we compete to win

Christian Sewing
Chief Executive Officer

10 December 2019

Deutsche Bank



Recap of our strategy

We are off to a good start

Reduced adjusted cost € 21.5bn[1,2]	Maintained strong capital CET1 ratio >13%[1]	De-risking of Capital Release Unit RWA <€ 52bn[1]	Exiting Equities trading with less knock-on impact	Turned around Investment Bank
✓	✓	✓	✓	✓
Created Corporate Bank	Core Bank revenues and profitability stable	Clients & employee buy-in	Regulators recognize progress	IT strategy in implementation
✓	✓	✓	✓	✓

(1) 2019 targets
(2) Excluding transformation charges and impact from Prime Finance Platform to be transferred to BNP Paribas

Working to offset headwinds

Lower for longer rates	Slowing economic growth	Geopolitical risks	Increasing regulatory requirements

ECB deposit rate(1), in bps


0.4
0.3
0.2
0.1
0.0
(0.1)
2008
Today

World trade, last 3 months(2), in % yoy


6
5
4
3
2
1
0
Jan 2018
Today



- Trade war
- Political uncertainty
- Brexit

Number of pages per regulatory filing(3)


100
80
60
40
20
0
1980
2000
Today

(1) Source: ECB
(2) Source: CPB World Trade Monitor
(3) Source: FDIC and Koch, Ash and Siems, DB Global Markets Research, US Global Investors

Our way to fundamentally transform the bank

Delivering returns for shareholders

Refocus	FOUR BUSINESSES COMPETING TO WIN
Restructure	IMPROVE EFFICIENCY AND INFRASTRUCTURE
Reinvigorate	LEADERSHIP AND SPIRIT
Return	FREE UP CAPITAL

Refocus: Four businesses competing to win

What we promised in July

Refocus

- Exit loss making businesses
- Focus on market leading businesses and more predictable revenues
- Enhance client focus

Where we stand today



Core Bank, in € bn
Adjusted revenues(1)
17.6
17.4
9M 2018
9M 2019
Adjusted profit before tax(2)
2.1
2.2
9M 2018
9M 2019



Leading businesses
23%
77%
Corporate Bank market position(3)
23%
77%
Investment Bank market position(3)
31%
69%
Private Bank market position(3)
Other
% of market leading(3) revenues

(1) Excluding specific revenue items
(2) Based on revenues ex specific items, noninterest expenses ex transformation related effects (i.e., transformation charges, transformation related restructuring & severance and impairment of goodwill)
(3) Leading defined as top 5 except for Corporate Bank defined as top 6 market position based on 1H 2019 revenues; IB source: 1H 2019 Coalition data

Restructure: Improve efficiency and infrastructure

What we promised in July

Restructure

- Reduce adjusted cost to € 17bn in 2022
- Front-to-back cost reductions reflecting business exits
- Preserve investments in controls and technology
- Reduce workforce to ~74,000 by 2022

Where we stand today



% in controls(3)
Adjusted cost(1), in € bn
3.8%
4.5%
5.7
5.6
5.5
5.4
5.3
5.3
5.2
Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019
Employees(2), in # k
4.8%
5.7%
97.1
95.4
94.7
91.7
91.5
90.9
<90.0
Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019

(1) Excluding bank levies and transformation charges. For further details see slide 18 in the Chief Financial Officer presentation
(2) Full-time equivalent as of quarter-end
(3) Including Non-financial Risk Management, Group Audit, Compliance, Client lifecycle Management and Anti Financial Crime

Reinvigorate: Leadership and spirit

What we promised in July

Reinvigorate

- New management team and structure with incremental skill-set and improved business focus
- Faster decision making and disciplined implementation
- Embracing broader cultural change

Where we stand today



Change in conduct
Operational losses, in € bn
3.1
0.7
0.3
0.2
2016
2017
2018
9M 2019
Red flags(1), in #
1,433
406
358
126
2016
2017
2018
9M 2019
% of employees favorable(2)
Enablement
62
63
66
2017
2018
2019
Inspired & productive people(3)
64
65
72
2017
2018
2019

(1) KPI to monitor employees' adherence to certain risk-related policies and control processes
(2) Deutsche Bank People survey results
(3) Due to questionnaire changes between 2017 and 2019, the trend for inspired & productive people is indicative only. 2019 score includes Postbank results

Return: Free up capital

What we promised in July

Return

- Maintain at least 12.5% CET1 ratio through own capital resources. Target a 5% leverage ratio
- Capital Release Unit (CRU) financing the restructuring
- Free up capital for distribution starting in 2022

Where we stand today



CET 1 ratio, in %
13.4
>13.0
11.8
11.6
0.25%
Q3 2019
2019 target
SREP requirement 2019
SREP requirement 2020(1)

Maintained robust balance sheet including strong CET 1 ratio



CRU, RWA in € bn
72
(16)
56
(4)
52
20
Net impact on group CET1 ratio (bps)
2018
Q3 2019
2019 target

Strong start to deleveraging the Capital Release Unit

(1) Reduced Pillar 2 requirement of 2.5% following 2019 Supervisory Review and Evaluation Process (SREP), applicable from 1 January 2020

Dedicated transformation role to deliver on strategy

Refocus		Restructure	Reinvigorate	Return
Business model transformation	**Clients, growth and innovation**	**Costs, tech and infrastructure efficiency**	**Leadership and integrity culture**	**Capital and balance sheet efficiency**
Corporate banking growth	One Bank client focus	IT and data efficiency	Leadership culture	Capital Release Unit
Investment banking refocus	Product & service innovation	Infrastructure target operating model	Client-lifecycle re-engineering	Capital accretion and optimization
Private Bank efficiency	Sustainable banking (ESG)	Workforce and compensation cost	Regulatory compliance	Balance sheet exposure management
DWS growth		Expense and process optimization	Front-to-back control enhancement	Liquidity and funding optimization
		Financial & analytics enhancement		

Our path to sustainable profitability



What has changed since July

2022 10Y interest rate

	Strategy announcement (July)		Updated plan (December)
EUR	1.1%	↘	0.5%
USD	2.7%	↘	2.0%

Mitigating measures

- Pricing and charging for negative interest rates
- ECB tiering
- Advise clients in migrating from deposits to higher yielding investment assets
- Improvement of liquidity reserve management

Note: All figures end of period; market implied rates as of May 2019 for strategy announcement on 8 July plan and Nov 2019 for updated planning process; 10Y = Swap rates vs. 3M Euribor/Libor

Our path to improved Group profitability

Post-tax return on tangible equity, in %


Additional measure:
— Reduce € 1bn stranded costs in the Capital Release Unit
Additional measure:
— Passing through negative interest rates
0%
2-3%
5%
(1)%
(1)-(2)%
2-3%
8%
9M 2019 ex items(1)
Revenue drivers
Cost drivers
Provision for credit losses
Other(2)
Capital Release Unit
2022 Group target
Core Bank

(1) Items include specific revenue items, impairments of goodwill and other intangible assets, software and real estate impairments, transformation related restructuring and severance and deferred tax asset valuation adjustments. 9M 2019 reported post-tax return on tangible equity: (10.3)%. For further details see slides 18 and 19 of the CFO presentation

(2) Includes impacts from nonoperating costs, tax, additional equity components and tangible equity

Grow the core: our Corporate Bank

2018 – 2022 targeted revenue compound annual growth rate

3%

Strategic priorities

- Be the bank of choice for the Corporate Treasurer
- Capture the full potential of our payments business
- Grow Asia-Pacific revenues
- Export domestic coverage concept to the rest of the world

Competitive advantages

- Integrated payments & FX solutions in 125 currencies
- #1 EUR & largest non-US domiciled USD clearer[1]
- Banking network across 145 countries with deep rooted local presence in Asian markets
- Trusted advisor to ~900k commercial clients in Germany

Leading indicators

Loans, in € bn


+5%
113
119
2018
9M 2019

cash transactions[2], in bn


+10%
2.0
2.2
YTD 9M 2018
YTD 9M 2019

(1) Source: SWIFT
(2) Corporate clients only

Demonstrate resilience in our Investment Bank

2018 – 2022 targeted revenue compound annual growth rate

2%

Strategic priorities

- Drive cost reductions within infrastructure
- Optimize funding
- Stabilize our revenues and focus on core strengths
- Invest in technology capabilities to optimize flow business

Competitive advantages[1]

#3	Globally in Credit[3]
#2	Globally in FX[4]
#1	Leveraged Finance in EMEA[3]
#3	In EMEA & APAC FIC[3]

Leading indicators

Adjusted costs[2], in € bn



(6)%
4.7
4.5
9M 2018
9M 2019

Revenues with top 100 institutional clients



+20%
9M 2018 YTD
9M 2019 YTD

(1) Data as of Nov 2019
(2) Excluding transformation charges
(3) Source: Dealogic, 1H 2019 Competitor Analytics
(4) Source: Euromoney 2019 survey for FX

Improve efficiency in our Private Bank

2018 – 2022 targeted revenue compound annual growth rate

0%

Strategic priorities

- Drive efficiencies, in particular in Germany
- Monetize #1 position in Germany
- Convert deposit into investment products / shift into mandates
- Grow international and wealth platforms

Competitive advantages[1]

~22m	Clients worldwide
~€ 490bn	Assets under Management
~€ 230bn	Loan book
Top 5	Euro GDP growth countries covered

Leading indicators

Cost synergies, in € bn



~0.2
2018
2019 outlook

Net new assets, in € bn



+10
2018
Q3 2019

(1) Data as of Q3 2019

Delivering sustainable value in Asset Management

2018 – 2022 targeted revenue compound annual growth rate

1%

Strategic priorities

- Launch innovative products and maintain strong performance track record
- Leverage strategic partnerships and broad product offering to reach net inflow target of 3-5%
- Become ESG thought leader in the AM industry
- Make DWS a top 10 Asset Manager globally
- Take further cost measures to improve efficiency and profitability

Competitive advantages[1]

#1	Retail Asset Manager in Germany[2]
#2	Manager of Exchange Traded Funds in Europe[3]
#4	Insurance Asset Manager globally[2]
81%	AuM outperformance against benchmark[4]

Leading indicators


Morningstar 4- and 5-star rated funds
+41
156
197
Q1 2018 (IPO)
Q3 2019
Net flows, in € bn
13
(16)
9M 2018
9M 2019
Cost/Income ratio(5)
(2)ppt
78%
77%
9M 2018
9M 2019

(1) Data as of Nov 2019
(2) BVI
(3) ETFGI
(4) Insurance Outsourcing Report
(5) DWS adjusted CIR: 9M 2018 = 72.8% and 9M 2019 = 70.1%

Collaboration opportunities to drive growth



Investment Bank
Corporate Bank
Asset Management
Private Bank

- Wealth and Entrepreneur Bank initiative
- "Entrepreneur initiative"

- Partnership and referral model
- Family office initiative

- Risk management solutions for corporate clients
- Corporate Finance for SME

- Distribution of DWS funds through branches
- DWS model portfolio services to Wealth Management platform

- Partnership in cash/short duration products
- Execution of collaboration within trading

- Origination of Trade Finance Risk for DWS managed funds
- Deposit conversion into DWS managed funds

- ESG offering for institutional investors, wealthy individuals and Private Bank clients
- ESG products generated in the Investment Bank

Technology drives efficiency and future growth

Existing platforms

- >85k active Autobahn users
- ~10bn tradable FX spot prices quoted daily
- Integrated payment and FX solutions in 125+ currencies

- +40% year-to-date in monthly active users of our DB Mobile App
- ~250m client logins to our DB Mobile App YTD 2019
- 11m online retail clients



Platform
Risk Manager & Advisor
Tech-driven, (open) platform banking in order to:
- master flow efficiently
- better understand client needs

On track to reach adjusted cost targets

Adjusted costs ex transformation charges, in € bn



Almost half of which already in run rate
23.9
(1.1)
22.8
(1.3)
21.5
(2.0)
19.5
(2.5)
17.0
2017
2018
2019 target (1)
2020 target (1)
2022 target

(1) Excluding impact from Prime Finance platform to be transferred to BNP Paribas

We are managing the bank conservatively

	2007		9M 2019
Net balance sheet assets[1], in € bn	1,495	↘	1,019
Common Equity Tier 1 capital ratio[2]	8.6%[3]	↗	13.4%
Provision for credit losses as a % of loans	31bps	↘	15bps
Loans as a % of deposits[4]	44%	↗	74%
Most Stable Funding[5]	30%	↗	80%

(1) Net balance sheet of € 1,019bn is defined as IFRS balance sheet (€ 1,501bn) adjusted to reflect the funding required after recognizing (i) legal netting agreements (€ 355bn), cash collateral received (€ 53bn) and paid (€ 41bn) and offsetting pending settlement balances (€ 34bn)
(2) Fully loaded
(3) 2007 ratio includes hybrid instruments as definition of CET1 ratio did not exist under the previous Basel regime
(4) Loan amounts are gross of allowances for loan losses
(5) Most stable funding as a proportion of the total external funding profile. Most stable funding is defined as funds from Capital Markets & Equity, Private Bank and Corporate Bank

Our targets

Stabilize, then grow revenues	Cut costs	Maintain capital discipline
Grow Group revenues to ~€ 24.5bn by 2022	Reduce adjusted cost to € 17.0bn in 2022	Maintain CET 1 ratio of at least 12.5% and free up capital for distribution from 2022

Reaffirm our Return on Tangible Equity target of 8% in 2022


A new and better Deutsche Bank

How we deliver

Fixing the bank with existing capital resources
no capital increase planned

Restructuring decisively
closing businesses, not trimming

Realistic financial plans
we deliver what we promise

Accountability in short- and mid-term
near-term financial targets

Addressing key concerns
no compromises, no duplications

New management team
with relentless execution discipline

Investor Deep Dive

James von Moltke
Chief Financial Officer

10 December 2019

Deutsche Bank

Summary

- On track to reach short-term targets
- Affirming 8% return on tangible equity target for 2022 – working to fully overcome headwinds
- Cost reductions driven by infrastructure, technology, Capital Release Unit and German retail integration
- Disciplined capital management to maintain CET 1 ratio at or above target levels

Stabilizing the Core Bank

Excluding specific items[1], in € bn

Revenues[2]



19.2
Capital Release Unit
1.6
(70)%
17.9
0.5
Core Bank
17.6
(1)%
17.4
9M 2018
9M 2019

Adjusted profit before tax[3]



2.1
2.2
Core Bank
(1.0)
(1.7)
Capital Release Unit
9M 2018
9M 2019

Note: Throughout this presentation totals may not sum due to rounding differences

(1) Specific items defined on slide 18

(2) Excluding specific revenue items

(3) Based on revenues ex specific items and noninterest expenses ex transformation related charges (9M 2019 transformation charges: € 111m, Q3 2019 transformation related restructuring and severance: € 135m and 9M 2019 impairment of goodwill: € 1,037m)

All businesses support improving Core Bank profitability

Post-tax return on tangible equity, in %



4%
1%
2%
2%
0%
(1%)
>9%
9M 2019 Core Bank ex items(1)
Corporate Bank
Investment Bank
Private Bank
Asset Management
Corporate & Other
2022 Core Bank target

(1) Items include specific revenue items, impairments of goodwill and other intangible assets, software and real estate impairments, transformation related restructuring and severance and deferred tax asset valuation adjustments. 9M 2019 reported post-tax return on tangible equity: (10.3)%. For further details see slides 18 and 19

Improving returns over time

2018 post-tax return on tangible equity[1]

2022 targeted post-tax return on tangible equity


Private Bank
4%
Corporate Bank
9%
Investment Bank
2%
Asset Management
19%
Private Bank
10-11%
Corporate Bank
12-13%
Investment Bank
7-8%
Asset Management
>20%

(1) 2018 post-tax return on tangible equity includes refinements of revenue and cost allocations between the Corporate Bank and the Private Bank to be reflected in our financial disclosure from Q4 2019. See page 20 for further details. 2018 Corporate Bank reported post-tax return on tangible equity: 10%, Private Bank: 4%

Targeted reallocation of resources

Average allocated tangible shareholders equity

Group



Asset Management
Corporate Bank
Private Bank
Investment Bank
Capital Release Unit
3%
17%
19%
39%
21%
~2ppt
~3ppt
~6ppt
~6ppt
~(16)ppt
~5%
~20%
~25%
~45%
~5%
2018
2022

Sales & Trading



37%
Investment Bank
22%
Capital Release Unit
15%
~1ppt
~(12)ppt
~25%
~23%
~3%
2018
2022

Our path to improved Group profitability

Post-tax return on tangible equity, in %



Additional measure:
— Reduce € 1bn stranded costs in the Capital Release Unit
Additional measure:
— Passing through negative interest rates
0%
2-3%
5%
(1)%
(1)-(2)%
2-3%
8%
9M 2019 ex items(1)
Revenue drivers
Cost drivers
Provision for credit losses
Other(2)
Capital Release Unit
2022 Group target
Core Bank

(1) Items include specific revenue items, impairments of goodwill and other intangible assets, software and real estate impairments, transformation related restructuring and severance and deferred tax asset valuation adjustments. 9M 2019 reported post-tax return on tangible equity: (10.3)%. For further details see slides 18 and 19

(2) Includes impacts from nonoperating costs, tax, additional equity components and tangible equity

Mitigation measures to offset headwinds

In € bn, unless otherwise stated

		2022
Revenue plan (as of 8 July)		~25.0
Change vs. July	Interest rate impact	~(0.9)
	More conservative equity market assumptions	~(0.3)
		~23.8
Mitigation measures in place	Perimeter adjustments	~0.6
	ECB tiering	~0.1
	Passing through negative interest rates	~0.1
Revenue plan (as of 10 Dec)		~24.5
Additional pass through of negative interest rates		To be determined



Q3 2019
Current account balances held above thresholds
259
Wealth Management
10
6
5
>€ 2m
<€ 2m
>€ 2m
34
>€ 100k
Private Bank ex Wealth Management
67
<€ 100k
44
>€ 20m
Corporate Bank
63
<€ 20m
30
<€ 1m
~20
~110
Euro current accounts
Charging agreements in place(1)
Under review for charging agreements(1)

(1) Indicates current account balances held by clients. Thresholds and client behaviour will impact actual balances charged

Updated revenue growth assumptions

Compound annual growth rate in revenues

Strategy announcement (July) Operating[(1)] 2018 – 2022		Updated plan Reported[(2)] 2018 – 2022
2%	Core Bank	1%
3%	Corporate Bank	3%
0%	Investment Bank	2%
2%	Private Bank	0%
2%	Asset Management	1%

(1) Excluding interest rate and balance sheet efficiency impacts
(2) Including interest rate and balance sheet efficiency impacts

Targeting a material reduction in adjusted costs

Adjusted costs ex transformation charges, in € bn



2019 target(1)
21.5
Compensation and benefits
~(2.0)
IT costs
~(1.3)
Professional Service Fees
~(0.5)
Occupancy
~0
Other & Bank levies
~(1.0)
2022 target
17.0
(21)%

- Compensation and benefit cost reduction primarily driven by smaller workforce. Focus on preserving revenue-generating capabilities
- IT costs benefit from lower impairments. Reaffirm €13bn IT spend in 2018 – 2022
- Ongoing management efforts to reduce professional service fees
- Occupancy costs to remain flat as space reduction and building optimization offset inflation and planned upgrades. Reducing our square meterage by ~25%
- Bank levy reduction in line with smaller balance sheet

(1) Excluding the impact from Prime Finance platform to be transferred to BNP Paribas

Benefitting from investments in cost management tools

	What?	Benefits	When?
Cost Catalyst program	Identifies and tracks cost reduction measures Flagship program to drive cultural change	Tangible cost impact of identified measures Employee engagement	Initiated in Q2 2018
Driver Based Cost Management	Granular activity based charging of infrastructure costs to businesses	Transparency on cost of internal services Provides measures on a unit cost basis	Launched in H2 2019, starting with non-technology infrastructure
Process mapping	Use digital footprints to measure and visualize process flows	More efficient and effective process optimization Find and eliminate bottlenecks and duplications	Q4 2019
External spend governance	Decision making body overseeing external spend behaviour	Cross-divisional governance with clear expense line ownership driving more disciplined external spend	Implemented in 2018
Balanced Scorecards	Manages and tracks implementation of key objectives	Prioritization Accountability Data accuracy	2018: Management Board 2019/2020: top ~200 managers

Transformation costs to execute our strategy quickly

In € bn



Deferred tax asset valuation adjustment
2.8
Pre-tax items
Goodwill impairment(1)
1.0
Software impairment
0.8
0.4
0.4
Real estate impairment
0.1
0.1
0.1
Restructuring & Severance
0.7
0.5
0.4
0.2
0.1
2019
2020
2021
2022

	2019 – 2022 cumulative expenses	Change vs. Strategy announcement (July 2019)
Deferred Tax Asset valuation adjustment	3.4	-
Goodwill impairment[(1)]	1.0	0.3
Software impairment	1.2	0.6
Real estate impairment	0.3	-
Restructuring & Severance	1.7	(0.6)

Note: Assumed restructuring and severance, impairments and deferred tax valuation adjustments in future periods are preliminary and subject to change. Non-tax items are shown on a pre-tax basis. See slide 18 for further details

(1) Non-tax deductible

Managing our capital position

CET1 ratio outlook, in %



>13
12.7
Capital for future distribution from 2022
At least 12.5%
11.8%
11.6%
Maximum Distributable Amount(1)
2019
Core Bank capital accretion
Capital Release Unit net impact
Regulatory impact
2020
2021 and beyond

Note: 9M 2019 reported CET1 ratio: 13.4%

(1) Reduced Pillar 2 requirement of 2.5% following 2019 Supervisory Review and Evaluation Process (SREP), applicable from 1 January 2020

Well positioned to offset regulatory headwinds

Risk weighted assets, in € bn

Guidance	2020	2021	2022	2023	2024	…	2028/ 2029
July 2019	25	5	-	25	-	…	Not given
December 2019	15	15	-	-	25	…	10% – 15% of RWA(1)
		Principally EBA guideline			Basel 3 final rules (internal models)		Basel 3 final rules (output floors)

10

Expected net income generation of ~1% of risk weighted assets(1) per year

Note: Impacts and timings of regulatory headwinds are subject to uncertainty and finalization of rules
(1) Compared to Q3 2019 total risk weighted assets

Material improvement in leverage ratio planned

Leverage ratio (CRD 4, fully loaded), in %



Phase 1: Run-down
~€ 100bn planned reduction from Capital Release Unit, partially offset by select business growth
Phase 2: Capital generation
Retained earnings after distributions
3.9%
0.1%
4.0%
0.5%
4.5%
0.5%
~5.0%
9M 2019
2019
2020
2022

Near-term objectives

	2019	2020
CET1 ratio	>13%	At least 12.5%
Adjusted costs[1]	€ 21.5bn	€ 19.5bn
Leverage ratio	4%	4.5%

(1) Excluding transformation charges and impact from Prime Finance platform to be transferred to BNP Paribas

Financial targets

	2022
Group return on tangible equity	8%
Core Bank return on tangible equity	>9%
Adjusted costs	€ 17bn
Cost income ratio	70%
CET1 ratio	At least 12.5%
Leverage ratio	~5%

Deutsche Bank

Appendix



9M 2019 specific revenue items and adjusted costs

In € m

	9M 2019								9M 2018							
	CB	IB	PB	AM	C&O	Core Bank	CRU	Group	CB	IB	PB	AM	C&O	Core Bank	CRU	Group
Revenues	3,920	5,443	6,311	1,662	95	17,431	385	17,816	3,857	6,087	6,617	1,673	(111)	18,122	1,619	19,741
DVA - IB Other / CRU[1]	-	(126)	-	-	-	(126)	(19)	(146)	-	59	-	-	-	59	-	59
Change in valuation of an investment - FIC S&T	-	101	-	-	-	101	-	101	-	84	-	-	-	84	-	84
Gain on sale - Global Transaction Banking	-	-	-	-	-	-	-	-	57	-	-	-	-	57	-	57
Gain from property sale - Private Bank Germany	-	-	-	-	-	-	-	-	-	-	156	-	-	156	-	156
Sal. Oppenheim workout - Wealth Management	-	-	84	-	-	84	-	84	-	-	136	-	-	136	-	136
Update in valuation methodology - CRU	-	-	-	-	-	-	(81)	(81)	-	-	-	-	-	-	-	-
Revenues ex. specific items	3,920	5,468	6,227	1,662	95	17,373	485	17,858	3,800	5,944	6,324	1,673	(111)	17,630	1,619	19,249

	CB	IB	PB	AM	C&O	Core Bank	CRU	Group	CB	IB	PB	AM	C&O	Core Bank	CRU	Group
Noninterest expenses	3,436	4,813	6,129	1,273	288	15,940	2,740	18,681	2,794	5,021	5,752	1,307	292	15,167	2,653	17,819
Impairment of goodwill and other intangible assets	492	-	545	-	-	1,037	-	1,037	-	-	-	-	-	-	-	-
Litigation charges, net	(12)	140	(38)	1	99	191	69	260	6	83	(75)	17	50	81	(32)	49
Restructuring and severance	27	119	(17)	38	53	221	112	332	31	194	39	17	39	320	62	382
Adjusted costs	2,929	4,554	5,639	1,234	136	14,491	2,560	17,051	2,757	4,744	5,788	1,273	203	14,765	2,623	17,388
Transformation charges[2]	6	77	17	9	2	111	426	537	-	-	-	-	-	-	-	-
Adjusted costs ex. transformation charges	2,923	4,476	5,623	1,225	134	14,381	2,134	16,514	2,757	4,744	5,788	1,273	203	14,765	2,623	17,388

(1) Including an update of the DVA valuation methodology in Q3 2019
(2) Costs related to Deutsche Bank's transformation as a result of the strategy announcement on 7 July 2019. Charges include impairment of software and real estate, legal fees related to asset disposals as well as amortization on software related to the Equities Sales and Trading business

9M 2019 impact of transformation effects

In € m, unless otherwise stated

	Reported	Transformation effects	Excluding transformation effects	Comment
Revenues	17,816	-	17,816	
Adjusted costs[1]	(17,051)	(537)	(16,514)	Impairment of software and accelerated depreciation of real estate assets, legal fees related to asset disposals, provisions for existing service contracts and quarterly amortization of software related to Equities
Nonoperating costs[2]	(1,629)	(1,270)	(360)	Impairment of goodwill and Q3 2019 group-wide Restructuring and severance
Noninterest expenses	(18,681)	(1,807)	(16,874)	
Provisions for credit losses	(477)	-	(477)	
Profit (loss) before tax	(1,341)	(1,807)	465	
Net income (loss)	(3,781)	(4,076)	295	Includes above effects including taxes and valuation adjustments on Deferred Tax Assets
Cost / income ratio	105%	10 ppt	95%	
RoTE[3]	(10)%	(10) ppt	(0)%	
Tangible book value per share (in €)	24.36	(1.20)	25.57	

(1) As detailed on slide 18
(2) Includes impairment of goodwill and other intangible assets, net litigation charges, and restructuring and severance
(3) RoTE calculated using the monthly average tangible equity through the period. As a result of the transformation charges, the tangible equity used in the reported numbers is lower than the definition excluding items

Overview of Corporate Bank / Private Bank refinements

In € m

FY 2018	CB	IB	PB	AM	C&O	Core Bank	CRU	Group
Net revenues	5,193	7,467	8,712	2,187	(120)	23,438	1,878	25,316
Corporate Bank / Private Bank refinements	71	-	(71)	-	-	-	-	-
Net revenues post refinements	5,263	7,467	8,641	2,187	(120)	23,438	1,878	25,316
Noninterest expenses	(3,697)	(6,501)	(7,742)	(1,735)	(421)	(20,096	(3,365)	(23,461
Corporate Bank / Private Bank refinements	(148)	-	148	-	-	-	-	-
Noninterest expenses post refinements	(3,846)	(6,501)	(7,593)	(1,735)	(421)	(20,096	(3,365)	(23,461
Adjusted costs	(3,619)	(6,172)	(7,708)	(1,657)	(311)	(19,467	(3,343)	(22,810
Corporate Bank / Private Bank refinements	(148)	-	148	-	-	-	-	-
Adjusted costs post refinements	(3,767)	(6,172)	(7,560)	(1,657)	(311)	(19,467	(3,343)	(22,810

9M 2019	CB	IB	PB	AM	C&O	Core Bank	CRU	Group
Net revenues	3,920	5,443	6,311	1,662	95	17,431	385	17,816
Corporate Bank / Private Bank refinements	52	-	(52)	-	-	-	-	-
Net revenues post refinements	3,973	5,443	6,259	1,662	95	17,431	385	17,816
Noninterest expenses	(3,436)	(4,813)	(6,129)	(1,273)	(288)	(15,940	(2,740)	(18,681
Corporate Bank / Private Bank refinements	(112)	-	112	-	-	-	-	-
Noninterest expenses post refinements	(3,548)	(4,813)	(6,018)	(1,273)	(288)	(15,940	(2,740)	(18,681
Adjusted costs	(2,929)	(4,554)	(5,639)	(1,234)	(136)	(14,491	(2,560)	(17,051
Corporate Bank / Private Bank refinements	(112)	-	112	-	-	-	-	-
Adjusted costs post refinements	(3,040)	(4,554)	(5,528)	(1,234)	(136)	(14,491	(2,560)	(17,051

Speaker biography



James von Moltke has been Chief Financial Officer and Member of the Management Board of Deutsche Bank AG since July 2017.

Prior to joining Deutsche Bank, he was Treasurer of Citigroup. In this capacity he was responsible for capital and funding as well as liquidity and interest rate risk, and played a significant role in Citigroup's restructuring following the global financial crisis. He worked at Morgan Stanley, where he led the Financial Technology Advisory team, and spent ten years at J.P. Morgan working in New York and Hong Kong.

Born in Heidelberg, he is a dual citizen of Germany and Australia and received a Bachelor of Arts degree from New College, Oxford.

CFO organisational structure


James von Moltke
CFO Americas
CFO Regions
Chief Accounting Officer
Treasury
Planning & Performance Mgt.
CFO Infrastructure
Group Finance
Group Tax
Infra Transfor-mation
Investor Relations
CFO Corporate Bank
CFO Investment Bank
CFO DWS
CFO Private Bank
Regional / Legal Entity / Geography
Group-wide Functions
Division / Business
Business CFOs (solid line into MB members accountable for respective business)

Investor Deep Dive Private Bank

Karl von Rohr
Manfred Knof
Ashok Aram
Claudio de Sanctis

10 December 2019

Deutsche Bank

Summary

		FY 2018	9M 2019
› Leading German and niche international retail bank with unique advisory capabilities coupled with a distinctive and growing global wealth management platform	Revenues (% of group)	€ 8.6bn (34%)	€ 6.3bn (35%)
› € 1.4bn adjusted cost base reduction opportunity driven by domestic integration and technology investment benefits	Adjusted costs(1) (% of group)	€ 7.6bn (33%)	€ 5.5bn (32%)
› Clear path to post-tax RoTE of 10-11% despite interest rate headwinds	Risk weighted assets (% of group)	€ 69bn (20%)	€ 77bn (22%)

Note: Throughout this presentation the Private Bank financials have been adjusted to reflect refinements in allocations between the Corporate Bank and Private Bank. These refinements will be reflected in the 4Q 2019 results. The refinements reduce Private Bank revenues by € 71m and adjusted costs by € 148m in 2018 and revenues of € 52m as well as adjusted costs of € 112m in 9M 2019

(1) Excluding transformation charges. 9M 2019 included goodwill impairment of € 545m in 2Q2019

Private Bank at a glance

Global reach, deep roots in Europe

~22m	~€ 490bn	~€ 230bn	>60	Top 5	~€ 60bn
Clients worldwide	Assets under Management	Loan book	Countries actively served	Eurozone countries by GDP covered	Net liquidity provider to group

Three distinct business units

Private Bank Germany

- #1 Retail Bank in Germany
- Two well established, distinct brands – Deutsche Bank and Postbank

Private & Commercial Business International

- A leading international advisory bank
- Unique combination of local network and global offering

Wealth Management

- Only Eurozone Bank with global reach for (U)HNWI
- Access to Investment Bank, Corporate Bank and DWS

Diversified revenues



Wealth Management
20%
Private Bank Germany
60%
20%
Private & Commercial Business International



Americas
APAC
5%
5%
20%
EMEA
70%
Germany



Payments/ Cards/ Accounts
10%
Deposits
25%
40%
25%
Lending
Investment Products/ Insurance

Note: Based on 9M 2019 results and rounded; loans gross of allowances for loan losses; product split excluding other revenue components, e.g. Sal. Oppenheim workout and postal services

Significant progress towards our near-term objectives

2016 — 2018 — 08th July 2019 — 2019 — 2020

Achievements

Reshaped operating model
- ✓ Reduced >20% branches
- ✓ Reduced ~10% employees

Exited non-strategic businesses
- ✓ Private Client Services in Wealth Management US
- ✓ Poland and Portugal retail

Simplified and digitalized
- ✓ Reduced ~50% booking centers
- ✓ Digitalized ~50% client base

Near-term objectives	Track record of progress
Accelerate German integration to deliver ~60%(1) of integration related cost synergies by 2020	✓ ~€ 0.2bn cost synergies in 2019, through branch reduction and increased process automation
Reprice to offset interest rate headwinds	✓ Expected revenue increase of ~€ 0.1bn in 2019
Grow loans and assets under management to drive revenues	✓ Expanded net lending volume by ~€ 7bn in 9M 2019 ✓ Attracted assets under management ~€ 10bn(2)

(1) Expected cost synergies of € 0.4bn by 2020 out of a total € 0.7bn run-rate cost synergies by 2022
(2) 9M 2019 net flows of which € ~5bn investment products. Assets under management include deposits if they serve investment purposes

Our path to improved profitability

Post-tax return on tangible equity(1), in %


Cost/ income ratio
~90%
~70%
Target: 2019–2022 € 1.4bn adj. cost reduction
Target: 2019–2022 revenue CAGR 2%(3)
4%
2-3%
9%
(2)%
(2)-(3)%
10-11%
9M 2019 ex items(2)
Revenue drivers
Cost drivers
Provision for credit losses
Other(4)
2022 Target
Outlook

(1) 9M 2019 post-tax RoTE adjusted for 56bps impact from refinements of P&L allocations between Corporate Bank and Private Bank to be reflected in Financials with Q4 2019 reporting

(2) Items include specific revenue items, impairments of goodwill and other intangible assets, software and real estate impairments, transformation related restructuring and severance and deferred tax asset valuation adjustments. 9M 2019 reported post-tax return on tangible equity: (1.0)%. For further details see slide 18 in the Chief Financial Officer presentation

(3) Revenue CAGR 0% for 2018–2022

(4) Includes impacts from nonoperating costs, tax, additional equity components and tangible equity

€ 1.4bn cost reduction program planned (2019 – 2022)

Adjusted costs, in € bn

	Cost reduction as shown on 8 July 2019	New split of cost reduction	Key measures
Private Bank Germany	0.6	1.0	— **Reduction of distribution channel costs** — Building highly efficient end-to-end **retail IT and operations platform** — **Reduction in central functions** — **Optimization of legal entity structure**
Private & Commercial Business International	0.1	0.1	— **Lower investment spend** and related **efficiency savings** in Italy — Further **rationalization of branch network** and **workforce requirements**
Wealth Management	0.1	0.1	— **Re-focussing** on core products and solutions — **Optimization of real estate** and **head offices**
Other	0.6	0.2	— **Structural and portfolio measures**
Total	**1.4**	**1.4**	

Private Bank Germany

Manfred Knof



Business overview

Private Bank Germany — Germany's leading retail bank ready to drive scale benefits from a single platform

Clients

Revenues by client segment, 9M 2019


PB Brand
50%
'Convenience'
€ 3.9bn
50%
DB Brand
'Advisory'

Products

Client Business volume[1], Sep 2019


Investment products
25%
€ 433bn
40%
Deposits
35%
Lending

Distribution channels

New business loan volume, 9M 2019


Branch
20%
€ 21bn
80%
Non-branch (online, mobile, call center, cooperation)

- Two complementary brands
- ~19m clients

- ~€ 130bn mortgage portfolio
- ~€ 15bn consumer credit portfolio
- ~€ 100bn investment products

- ~9m online accounts
- >4,000 advisors in mobile salesforce
- ~1,300 branches

Note: Numbers rounded
(1) Client business volumes include client assets and client loans. Client assets include assets under management as well as assets over which DB provides non-investment services such as custody, risk management, administration and reporting as well as current accounts / non-investment deposits. Client loans include lending business, incl. lending facilities

Our competitive advantage

German Banking Market: Large, low return, low risk

- **~€ 51bn[(1)]** — **Europe's largest revenue pool**
- **>40% deposit ratio** — Conservative households – high proportion of assets are **held as deposits**
- **>4% credit growth[(2)]** — **Strong growth** in lending volumes
- **1.2%[(3)] NPL** — **Low risk market**

Private Bank Germany: Ready to deliver benefits of scale

Scale

- Leveraging ~19m clients high quality clients - delinquency ratio ~0.2%[(4)]
- Two strong and complementary brands with a broad distribution network
- Postbank focused on mass retail clients in an efficient manner
- Leveraging market leading and cost-efficient risk systems

Services

- Deutsche Bank focused on affluent clients with highly qualified advisors
- Unrivalled product offering through DWS and Investment Banking positions well for current interest rate environment
- Most diversified digital product offering

(1) Bain & Company
(2) ECB data YoY growth 2Q2018/ 2019
(3) 2018, based on ECB data
(4) As of 2019 Sep 30

Our path to improve shareholder returns

In € bn

Reducing costs


Postbank integration
Other measures
0.2
0.2
0.1
0.3
0.4
1.0
0.5(1)
0.5
2019
2020
2021-2022
2020-2022
Target 2022
Planned reduction

Stabilizing revenues


+0% CAGR
0.2(2)
2019
Interest rate headwinds
Operating growth
Target 2022

- On track to deliver **€ 0.7bn run-rate cost savings** (of which € 0.2bn in 2019 / € 0.5bn generated between 2020 and 2022)
- **€ 0.2bn revenue synergies** expected from Postbank integration (of which <€ 0.1bn delivered in 2019)

(1) In addition € 0.2bn of cost synergies expected for fiscal year 2019
(2) Including <€ 0.1bn attributable to Corporate Bank following re-segmentation after strategic announcement in 2019 July

Costs: Technology driven efficiencies are key

In € bn

Adjusted costs[(1)]

Indicative


(0.2)
(1.0)
2018
2019
2020
2022
Outlook

Driver	Measures	Impact[(2)]
Operations and Retail IT	— Create one pure play end-to-end retail platform by 2022 — Comprehensive recalibration of the Operations model delivering ~30% cost reduction	€ ~0.4bn € 0.3bn
Distribution network	— Redesign of distribution network, including: — branch formats — self-service locations — consolidation of third party business — branch reduction	€ ~0.2bn € 0.1bn
Central functions and Infrastructure	— Cuts across all central functions within Private Bank Germany — Head office — Infrastructure and IT — Group wide centralization of infrastructure functions supported by potential legal entity rationalization	€ ~0.2bn € 0.1bn
Investments	— Normalized investments after completion of Postbank integration	€ ~0.2bn

Of which synergies from Postbank integration

(1) Excluding transformation charges. The refinements in allocation between Corporate Bank and Private Bank reduce Private Bank adjusted costs by € 148m in 2018 and by € 112m in 9M 2019

(2) Planned total financial impact by 2022

Revenues: Operating growth offsets headwinds

In € bn

Revenues(1)

Indicative


0%
CAGR
5.4
5.1
5.1
2018
2019
Head-
winds(2)
Opera-
ting
growth
2022
Outlook

Driver	Measures
Loans	— Grow lending volume ~5% annual per year focused on mortgages and consumer finance
Advisory business	— Convert >€ 10bn of deposits into commission and fee products — Grow assets under management by >€ 11bn
Reprice	— Increase fee income through re-pricing of certain products by ~€ 0.1bn
Balance sheet & liquidity	— Manage loan portfolio — Reap benefits from Postbank integration and funding optimization with Group
Interest rate impacts	— Strong headwind from interest rate environment

Note: 2019 – 2022 CAGR
(1) Excludes central items (e.g. global functions, digital ventures)
(2) Includes deposit net interest income (only EUR and US$ portfolios)
(3) The refinements in allocation between Corporate Bank and Private Bank reduce Private Bank revenues by € 71m in 2018 and by € 52m in 9M 2019



Private & Commercial Business International

Ashok Aram

Business overview

Private & Commercial Business International — A leading international advisory bank in major Eurozone markets, with strong growth potential in India

Regions

Revenue distribution, 9M 2019


Belgium
10%
India
5%
Spain
30%
55%
Italy

€ 1.1bn
Revenues

€ 112bn
Client business volume(1)

3.3m
Private and Commercial Clients

530
Branches

Products

Revenue distribution, 9M 2019


Consumer Finance
20%
Business Banking
20%
15%
Deposits
25%
Investment Products
10%
Other
10%
Mortgages

— Focused on affluent clients and export-oriented SMEs
— Profitable and growing franchise
— Individual country strategies in execution

— Strong digitally enabled consumer finance unit in Italy (dbEasy)
— Well diversified portfolio with modest dependency on interest rates

Note: Numbers rounded
(1) Client business volumes include client assets and client loans. Client assets include assets under management as well as assets over which DB provides non-investment services such as custody, risk management, administration and reporting as well as current accounts / non-investment deposits. Client loans include lending business, incl. lending facilities

Our competitive advantage

Competitive advantage	Proof points
Strong brand recognition with target client groups	#1 best international bank[1] #1 multichannel bank[2]
Local branch network in affluent regions (e.g. Lombardia, Northern Spain, Belgium)	#1 in service quality[3] Market leading client analytics
Leading advisory franchise leveraging our unique research capabilities supported by open architecture product offering	#1 considered brand for investments[4] Unique investment advisory platform
Seamless access to **the group's market leading global network and products** (FX, Trade Finance, Cash Management)	Mobile app Red Dot design winner
Omni-channel advisory leveraging remote advisory models and a unique platform offering client-centric, holistic advice	

(1) Bluerating (2018)
(2) Milano Finanza (2019)
(3) EQUOS, Stiga survey (well-recognised customer satisfaction survey), PCB Spain ranked no. 1 in 2019 (for the 7th time)
(4) TNS Dimarso, Brand equity survey (2018)

Revenues: our growth drivers

In € bn

Revenues

Indicative


3%
CAGR
1.4
1.4
1.6
2018
2019
Head-
winds(1)
Opera-
ting
growth
2022
Outlook

Driver	Measures
Investment products	— Grow assets under management (4% CAGR[2]) leveraging on our unique digital advisory tool and DB research capabilities
Lending growth	— Continue shift of consumer finance sales into digital channel and further leverage our agent network — Shift business to higher margin lending (7% CAGR[3])
SME growth initiative	— Grow business banking revenues (6% CAGR) from enhancing product offering and coverage of SMEs & entrepreneurs
Repricing	— Continue repricing of accounts, payments, lending and investment products in Europe (run-rate effect of € 40 – 50m)
Interest rate impacts	— Headwind from interest rate environment

Note: 2019 – 2022 CAGR
(1) Includes deposit net interest income (only EUR and US$ portfolios)
(2) Investment and insurance products
(3) Client business volume for consumer finance and business products

Costs: investments paying off

In € bn

Adjusted costs[1]

Indicative


(0.1)
(0.1)
2018
2019
2020
2022
Outlook

Driver	Measures	Impact[3]
Investments	— Normalized investments ((12)% CAGR[2]) after completion of platform implementation, especially in Italy (go-live in Q2 2020)	€ 0.07bn
Footprint	— Optimization of branch network (target below 500 by 2022) and head office in parallel to enhanced digital/omni-channel offering	
IT / Agile	— Driving agile transformation, internalize IT capabilities and open platform to 3rd parties ((5)% CAGR[2])	€ 0.03bn
Automation	— Further leverage technologies (e.g. Optical Character Recognition, artificial intelligence, robotics) to improve operations efficiency by 10%	
Infrastructure	— Balance infrastructure functions in line with business requirements	

(1) Excluding transformation charges
(2) From 2019 to 2022
(3) Planned total financial impact by 2022

Wealth Management

Claudio de Sanctis

A unique client proposition

	Entrepreneurial families with European connectivity	Sophisticated U/HNW investors	Wealthy German clients
Market opportunity	Fastest growing client segment at around **~9% CAGR**[1]	**+22%** forecast growth of global population worth US$ >30m by end of 2023[2]	**~5% growth rate p.a.** in Germany's millionaires and UHNW population[2]
Competitive advantages	— Close collaboration with one of the leading Corporate Banks globally — Superior lending capabilities for corporate and private needs — Leading investment bank in FX and Fixed Income — Best-in-class CIO[3] led investment solutions	— Dedicated service model for U/HNW clients — Global reach, presence in >80 cities worldwide — Innovative Investment Banking solutions — Best-in-class CIO[3] led investment solutions	— #1 in Germany — Primary bank for all banking needs — Extensive network across Germany — Best-in-class CIO[3] led investment solutions
Our aim	**Primary partner**	**Core partner**	**Primary partner**

(1) Boston Consulting Group, Global Wealth Report (2018)
(2) Knight Frank, Wealth Report (2019)
(3) Exemplary awards CIO Office of the year by Asian Private Banker (2018) and FocusMoney (2019)

Business overview

Wealth Management — Leading wealth manager focused on serving wealthy entrepreneurial families with sophisticated international needs

Clients[1]

Client business volume[2], Sep 2019


Wealth & Affluent
15%
UHNW
25%
60%
HNW

Regions

Revenues ex specific items, 9M 2019


US
20%
Emerging Markets[3]
45%
35%
Europe

Products

Revenues ex specific items, 9M 2019


Discretionary and investment products
Lending
30%
30%
20%
20%
Capital Markets
Deposits

Revenue share from One Bank collaboration: >16%[4]

Note: Numbers rounded
(1) UHNW clients (AuM above € 50m), HNW (AuM between € 10 – 50m), Wealth (AuM between € 2 – 10m), Affluent (AuM below € 2m)
(2) Client business volumes include client assets and client loans. Client assets include assets under management as well as assets over which DB provides non-investment services such as custody, risk management, administration and reporting as well as current accounts / non-investment deposits. Client loans include lending business, incl. lending facilities
(3) Emerging Markets includes Asia, Middle East and Africa and Latin America
(4) Revenues stemming from collaboration with businesses outside WM (e.g. Corporate Bank, Investment Bank, DWS)

Holistic coverage of entrepreneurs and families

Client example

European billionaire entrepreneurial family

Looking for access to expert advice on:

- **Wealth Management** capabilities for their family wealth
- **Corporate advisory** for their diversified operational businesses

Bespoke One Bank coverage


Corporate Bank
Investment Bank
Cash clearing
Custody Services
Equity issuance
Bond issuance
Liquidity mgmt. solutions
Structured lending solutions
CLIENT
Bespoke discretionary mandate
Margin lending
Wealth Management
DWS
Alternative investments via DWS funds

Monetizing investments to drive growth

Coverage hiring

9M 2019, Relationship Manager growth, in %[1]


+8%
~0%[2]
DB WM
øPeers

- Quality talent hired
- Hiring at market rate

Net new assets[3]


Δ € 9bn
FY 2018
9M 2019

- Net new assets turnaround
- Focus on recurring fee income

Revenues

Ex specific items


5%
Q3 2018
Q3 2019

- Benefits of hiring
- Net new assets and lending growth

Adjusted costs

Ex transformation charges


2%
9M 2018
9M 2019

- Lower costs from Sal. Oppenheim
- Reduced costs for service providers

(1) FY 2018 to Q3 2019
(2) Peers are JP Morgan, UBS and Credit Suisse; range from (4)% to 2% growth
(3) Deposits are considered assets under management if they serve investment purposes. In Wealth Management, it is assumed that all customer deposits are held with us primarily for investment purposes; Wealth Management deposits under discretionary and wealth advisory mandate type were reported as Investment products

Revenue growth in target segments

In € bn

Revenues

Indicative


6%
CAGR
2.0
1.7
1.7
2018
2019
Head-
winds(1)
Opera-
ting
growth
2022
Outlook

Driver	Measures
Strategic growth initiatives	— Monetization of Relationship/Investment manager hires in 2019 (~90 Relationship/Investment Managers)
DB partnerships	— Systematic coverage of clients across Wealth Management, Corporate Bank, Investment Bank and DWS
Lending growth	— Grow lending book by ~12% per year focusing mostly on structured lending solutions
Investment approach	— New strategic asset allocation passive mandate with DWS — Convert deposits and execution only business into recurring fee mandates
Interest rate and other impacts	— Run down of Sal. Oppenheim portfolio — Headwind from interest rate environment

Note: 2019 – 2022 CAGR

(1) Includes deposit net interest income (only EUR and US$ portfolios) and specific revenue items (Sal Oppenheim workout)

Business to self fund growth

In € bn

Adjusted costs

Indicative


0.0
(0.1)
2018
2019
2020
2022
Outlook

Driver	Measures	Impact[1]
Focus	— Focus product offering — Optimize less profitable relationships — Lean organization with local empowerment	€ (0.1)bn
Footprint	— Consolidation of office space (~10% reduction) — Head office optimization — Near/offshoring of non-client facing roles	
Agile way of working	— 30% reduction in IT/transformation costs by 2021 — WM Agile transformation across IT and business	
Strategic investments	— 7% CAGR RM/IM planned — Continued strategic hiring in select markets	

(1) Planned total financial impact by 2022

Key take-aways

- Well on track to achieve near-term targets
- Clear growth and efficiency priorities for all businesses
- Targeted € 1.4bn of adjusted cost reduction by 2022
- Operating revenue growth intended to offset interest rate headwinds
- Improve our return of tangible equity to targeted 10 – 11% in 2022

Deutsche Bank

Appendix



Financial overview

In € bn

	2017	2018	9M 2018	9M 2019
Revenues	8.7	8.6	6.6	6.3
Revenues ex specific items[1]	8.3	8.3	6.3	6.2
Non interest expenses	(8.1)	(7.6)	(5.6)	(6.0)
Adjusted costs	(7.7)	(7.6)	(5.7)	(5.5)
Adj. costs ex transformation charges	(7.7)	(7.6)	(5.7)	(5.5)
Profit before tax	0.3	0.7	0.7	0.0
Assets	278	288	283	287
Loans	215	221	219	227
Deposits	275	281	277	291
Avg. allocated tangible equity	10	10	10	10
Risk weighted assets	70	69	69	77
Leverage exposure	290	300	294	302

Note: Numbers including refinements of P&L allocations between Corporate Bank and Private Bank to be reflected in Financials with Q4 2019 reporting, of which revenues of € 71m for 2017, € 71m for 2018, € 53m for 9M 2018, € 52m for 9M 2019, adjusted costs of € 143m for 2017, € 148m for 2018, € 112m for 9M 2018 and € 112m for 9M 2019, profit before tax of € 75m for 2017, € 80m for 2018, € 61m for 9M 2018 and €61m for 9M 2019. No adjustments to balance sheet numbers due to materiality reasons

(1) Revenue specific items: 2017: € 398m, 2018: € 368m, 9M 2018: € 293m, 9M 2019: € 84m

Overview of Corporate Bank / Private Bank refinements

In € m

	FY 2018								9M 2019							
	CB	IB	PB	AM	C&O	Core Bank	CRU	Group	CB	IB	PB	AM	C&O	Core Bank	CRU	Group
Net revenues	5,193	7,467	8,712	2,187	(120)	23,438	1,878	25,316	3,920	5,443	6,311	1,662	95	17,431	385	17,816
CB / PB refinements	71	-	(71)	-	-	-	-	-	52	-	(52)	-	-	-	-	-
Net revenues post refinements	5,263	7,467	8,641	2,187	(120)	23,438	1,878	25,316	3,973	5,443	6,259	1,662	95	17,431	385	17,816
Noninterest expenses	(3,697)	(6,501)	(7,742)	(1,735)	(421)	(20,096)	(3,365)	(23,461)	(3,436)	(4,813)	(6,129)	(1,273)	(288)	(15,940)	(2,740)	(18,681)
CB / PB refinements	(148)	-	148	-	-	-	-	-	(112)	-	112	-	-	-	-	-
Noninterest expenses post refinements	(3,846)	(6,501)	(7,593)	(1,735)	(421)	(20,096)	(3,365)	(23,461)	(3,548)	(4,813)	(6,018)	(1,273)	(288)	(15,940)	(2,740)	(18,681)
Adjusted costs	(3,619)	(6,172)	(7,708)	(1,657)	(311)	(19,467)	(3,343)	(22,810)	(2,929)	(4,554)	(5,639)	(1,234)	(136)	(14,491)	(2,560)	(17,051)
CB / PB refinements	(148)	-	148	-	-	-	-	-	(112)	-	112	-	-	-	-	-
Adjusted costs post refinements	(3,767)	(6,172)	(7,560)	(1,657)	(311)	(19,467)	(3,343)	(22,810)	(3,040)	(4,554)	(5,528)	(1,234)	(136)	(14,491)	(2,560)	(17,051)

Speaker biography



In July 2019 Karl von Rohr took on responsibility for the Private Bank and Asset Management (DWS) as well as retaining regional responsibility for Germany. In addition he was responsible for Human Resources until November 1, 2019. Temporarily, he continues to be responsible for Legal and Governance.

Became Deputy Chairman (President) in April 2018.

Was appointed as a member of our Management Board on November 1, 2015.

Joined Deutsche Bank in 1997. From 2013 to 2015 he was Global Chief Operating Officer, Regional Management. Prior to this, he had been Head of Human Resources for Deutsche Bank in Germany and member of the Management Board of Deutsche Bank PGK AG. During his career at Deutsche Bank he held various senior management positions in Germany and Belgium.

Studied law at the universities of Bonn (Germany), Kiel (Germany), Lausanne (Switzerland) and at Cornell University (USA).

Speaker biography



Manfred Knof joined Deutsche Bank in August 2019 as Head of the Private Bank Germany and a member of the Group Management Committee.

He has about 25 years of experience in the financial-services industry. Before joining Deutsche Bank, he was CEO of Allianz's German business where he successfully drove client centricity and digitalization. His previous positions at Allianz included Regional CEO Central Eastern Europe, Head of the Swiss business, Chief Operating Officer for the German business and a number of leadership roles at Dresdner Bank.

He received a Master of Business Administration (MBA) from New York University in 1995 and completed the Advanced Management Program at Harvard Business School in Boston in 2002.

After graduating with a law degree, he obtained his doctorate in 1994 at the University of Cologne.

Speaker biography



In November 2018 Ashok Aram additionally took over the responsibility for the Private & Commercial Business International. Since July 2019 he is a member of the Group Management Committee of Deutsche Bank.

Became CEO for Europe, Middle East and Africa in November 2015.

Joined Deutsche Bank in 1995 and worked in a variety of senior leadership roles in Tokyo, Singapore, New York, London, Dubai and Frankfurt. He has led some of the largest capital raising deals in Europe, Russia/CIS, Turkey, the Middle East and Africa and has close relationships with many of Deutsche Bank's key clients.

Was named a Young Global Leader by the World Economic Forum (Davos) in 2010.

Holds a Master in International Business & Comparative Culture from Sophia University in Tokyo (Japan) and a Bachelor of Engineering (First Class) from the University of Technology in Chennai (India).

Speaker biography



Since November 2019 Claudio de Sanctis is Global Head of Wealth Management and a member of the Group Management Committee of Deutsche Bank. Additionally he is responsible for Switzerland as Chief Country Officer.

Joined Deutsche Bank in December 2018 as Head of Deutsche Bank Wealth Management Europe, a region that serves clients in almost 30 countries including the bank's home market Germany.

Before joining Deutsche Bank he was Head of Private Banking Europe, reporting to the Executive Board, at Credit Suisse, which he joined in 2013 as Market Area Head Southeast Asia for Private Banking Asia Pacific.

Spent seven years at UBS Wealth Management Europe, most recently as Market Head Iberia and Nordics. Earlier in his career he worked in the wealth management units of Barclays and Merrill Lynch.

Earned a BA cum laude in Philosophy at La Sapienza University of Rome.

Private Bank organisational structure



K. von Rohr
Head of Private Bank
Head of Private Bank Germany
Head of PCB(1) International
Head of Wealth Management
Chief Digital Officer
Head of Strategy
CFO/Head of Business Insights
Chief Risk Officer
Chief Operating Officer
Head of Human Resources/ DCO(2)

(1) Private & Commercial Business
(2) Divisional Control Officer

Investor Deep Dive Corporate Bank

Stefan Hoops

10 December 2019

Deutsche Bank

Summary

		FY 2018	9M 2019
A scale player with innovative products, operating in an attractive market	Revenues (% of Group)	€ 5.2bn (21%)	€ 4.0bn (22%)
Well positioned to benefit from the current macroeconomic and geopolitical environment	Adjusted costs(1) (% of Group)	€ 3.8bn (17%)	€ 3.0bn (18%)
On track to reach a 12 – 13% return on tangible equity in 2022	Risk weighted assets (% of Group)	€ 58bn (17%)	€ 57bn (17%)

Note: Throughout this presentation the Corporate Bank financials have been adjusted to reflect refinements in allocations between the Corporate Bank and Private Bank. These will be reflected in the Q4 2019 results. The refinements increase Corporate Bank revenues by € 71m and adjusted costs by € 148m in 2018 as well as revenues by € 52m and adjusted costs by € 112m in 9M 2019

Throughout this presentation totals may not sum due to rounding differences

(1) Excluding transformation charges

Well positioned in an attractive market

Corporate Banking industry

High barriers to market entry

- Clients require sophisticated solutions to complex needs
- Banks need to comply with strict and differing regulatory regimes globally
- Substantial ongoing investment requirements

Steady revenue growth

- Industry fee pools continue to grow, especially in Asia
- Revenues from corporate clients set to grow at 4x the pace of institutional clients through 2021[1]

Innovation and Disruption

- Client demand for quicker and more efficient processes drives banks to change
- Platforms becoming an increasingly relevant client group for Corporate Banking

Our core competencies

1. Operating at the heart of our corporate clients' businesses
2. Leveraging our global network as partner for Financial Institutions
3. Capturing the full potential of our payments business
4. Leading institution serving German corporates in Germany and abroad

(1) Morgan Stanley / Oliver Wyman Research (March 2019)

Corporate Bank at a glance

Offering the full product suite for our clients globally

Core strengths across our business

Cash Management	— #1 Euro & largest Non-US domiciled US$ clearer[1] — Integrated payments and FX solutions in 125+ currencies
Trade Finance & Lending	— Best International Trade Finance Bank in APAC[2] — Banking network across 145 countries
Trust & Agency Services	— Global Corporate Trust Provider of the Decade[3] — Best American Depositary Receipts Bank 2019[4]
Securities Services	— Multiple accolades across regional product and service offering in Asia — Solutions across Sub-Custody and Agency Securities Lending
Commercial Banking	— Integrated expertise and product offering across Deutsche Bank and Postbank brands — Trusted advisor to ~900k commercial clients

Revenue breakdown by region[5]



18%
Americas
46%
Germany
15%
APAC
21%
EMEA ex Germany

Revenue breakdown by product[5]



Commercial Banking Germany
25%
Cash Management
32%
Securities Services
7%
11%
Trust & Agency Services
25%
Trade Finance & Lending

(1) SWIFT
(2) The Asian Banker Transaction Banking Awards (2019)
(3) Infrastructure Investors magazine (2019)
(4) Global Finance magazine (2019)
(5) 9M 2019 revenues

Well placed to help clients in a complex environment

		Our response
Challenging macro environment	Slowing economic growth / Lower for longer rates	— Clients need help to respond to a more complex world — Industry-leading credit and market risk capabilities — Leading FX business in the Investment Bank — Seamless and easy to use technology through 'Autobahn'
	Geopolitical risks	— Clients value a global partner based in the Eurozone — Market leader in structuring and managing Emerging Markets risks, with deep rooted local presence and expertise
Market dynamics	Ongoing payments evolution	— Well positioned to provide solutions for the platform economy with strength in Payments, Liquidity and Transactional FX — Leading Cash Management and FX provider to Payment Service Providers
	Fee pools shifting to newer markets, especially Asia	— Regional presence in Asia for more than 140 years with on the ground presence in 14 countries — Leading products (e.g. Renminbi house of the year[(1)], Best Payment Portal in Asia–Pacific[(2)])

(1) Asia Risk Awards (2019)
(2) The Asian Banker, Banker's Choice Awards (2018)

Limited sensitivity to further interest rate declines

9M 2019 revenue composition


Remaining revenues
Commissions & Fees
Non-interest rate sensitive Net Interest Income
Interest rate sensitive Net Interest Income

Commission & Fees

— Highly sticky fee income primarily from service fees and well established long-term relationships

Net Interest Income

— Primarily driven by lending margins and balances in Cash Management, Trust & Agency Services and Securities Services

— Majority of Net Interest Income driven by spreads we earn rather than current underlying interest rate

— Substantial upside potential in case of rates increase

Remaining Revenues

— Primarily profit share with other divisions

Partnering with our international clients globally

Regional revenue break-down of multinational corporate clients[1]



Clients headquartered in …
Germany(2)
7%
41%
22%
30%
Americas
30%
15%
33%
22%
APAC
18%
8%
13%
61%
EMEA ex Germany
13%
14%
57%
16%
Americas
Germany(2)
EMEA ex Germany
APAC

Note: Global revenues with global multinational corporates for transaction banking products (9M 2019)
(1) 9M 2019 outbound revenues, i.e. services delivered by Corporate Bank for clients headquartered in the regions above
(2) Includes Austria and Switzerland

Our path to improved profitability

Post-tax return on tangible equity[1], in %



Cost/ Income ratio
77%
~60%
7%
3-4%
3%
0%
(1)-(2)%
12-13%
9M 2019 ex items(2)
Revenue drivers
Cost drivers
Provision for credit losses
Other(3)
2022 Target
Outlook

(1) 9M 2019 post-tax RoTE adjusted for (65)bps impact from refinements of P&L allocations between Corporate Bank and Private Bank to be reflected in Financials with Q4 2019 reporting

(2) Items include specific revenue items, impairments of goodwill and other intangible assets, software and real estate impairments, transformation related restructuring and severance and deferred tax asset valuation adjustments. 9M 2019 reported post-tax return on tangible equity: 2.7%. For further details see slide 18 in the Chief Financial Officer presentation

(3) Includes impacts from nonoperating costs, tax, additional equity components and tangible equity

Substantial revenue opportunities

In € bn

Revenues[1]



4% CAGR
5.3
5.3
5.9
2018[2]
2019
2022
Outlook

Driver	Measures
Deposit strategy	— Passing on negative interest rates to partly compensate EUR headwinds (~€ 25bn additional deposits in scope for 2020)
Payments strategy	— Grow platform, FinTech and eCommerce payment fees from less than € 100m to € 200m annually over the next 3 years
Bank of choice for Corporate Treasurer	— Increase Rates and FX revenues from corporate clients by 5%-7% annually — Complete 3 'pay per use' projects by Q2 2020
Growth initiatives in Asia	— Increase revenues booked in Asia by 6% per year

(1) The refinements in allocation between Corporate Bank and Private Bank increase Corporate Bank revenues by € 71m in 2018 and by € 52m in 9M 2019
(2) FY 2018 revenues include a gain on sale of € 0.1bn in Q2 2018 and other episodic events

Bank of choice for Corporate Treasurer


Treasurer
Risk Solutions
FX Risk Management
Counterparty Risk Management
Interest Rate Risk Management
Financing
Supply Chain Financing
Capital Markets Financing
Bank Financing (Bilateral & Club)
'Pay per use'
Advisory
Workflow Solutions
Industry Trends Guidance
IoT, eCommerce, APIs
Data Analytics as a Service
Beyond Banking Solutions
Investment Solutions
Structured Investment Solutions
Passively Managed Agency Solution
Money Market Funds
Deposit & On-Balance Solutions
Dynamic Discounting Models

Growth initiatives in Asia

Strong regional capability

Enabling clients to harness opportunity in a dynamic environment

Regional Footprint
14 countries, more than 140 years


Korea
Japan
China
India
Hong Kong
Taiwan
Thailand
Philippines
Malaysia
Singapore
Indonesia
Australia

Strengths

- ✓ Business model aligned with client activity
- ✓ Front to back understanding of client needs
- ✓ Digital innovation to sustain growth and scale activity with clients in the most efficient way

1	**India Securities Services** 40% market share in domestic market
2	**RMB product delivery** Unique capability – CNY hedging from any DB branch Asia Risk RMB House of the Year 2019
3	**Outbound Activity** +25% of regional franchise is APAC clients operating outside the region

APAC growth initiatives

Aligning capability with regional trends

Key regional trends

Infrastructure expenditure	Supply Chain dynamics
Capital market maturity	Electronic payments
Globalisation of local corporates	Consumer expansion

Strategic Opportunities

Expanding Country Wallets	Custody Growth
— China, India, ASEAN — Investment into people and technology underway	— AUC growth in India alone estimated at 30%-50% — Product development and hires undertaken to enable further region-wide growth

Trade Corridors	New Market Development
— Inter and intra-regional trade flows — Leveraging existing client activity (e.g. Germany) into Asia, and Asian clients	— Australia – cash branch development — Frontier markets – in place to develop in-line with market growth

Cost reduction driven mainly by infrastructure

In € bn

Adjusted costs[1]

ex transformation charges



(3)%
CAGR
3.8
4.0
3.7
2018
2019(2)
2022
Outlook

Driver	Measures	Impact[3]
Direct business driven measures	— Headcount efficiencies — Various initiatives on non compensation cost optimization	up to € 0.1bn
Measures along the infrastructure and internal service value chain	— Elimination of duplicate tasks — Alignment of location strategy — Internalization of external staff — Process efficiencies and centralisation of tasks — Decommissioning of legacy applications — Lower internal service cost from other divisions	up to € 0.3bn

(1) The refinements in allocation between Corporate Bank and Private Bank increase Corporate Bank adjusted costs by € 148m in 2018 and by € 112m in 9M 2019
(2) Cost increase vs. 2018 partly due to methodology changes in internal service cost allocations following the implementation of the new divisional structure and higher investments in technology and controls
(3) Planned total financial impact by 2022

Key take-aways

- Well positioned in an attractive, growing market
- High proportion of stable revenues, supported by global setup and limited interest rate sensitivity
- Revenue growth via selected strategic opportunities with continued cost discipline
- On track to reach 2022 RoTE target of 12 – 13%

Appendix



Financial overview

In € bn

	2017	2018	9M 2018	9M 2019
Revenues	5.3	5.2	3.9	3.9
Revenues ex specific items	5.4	5.2	3.9	4.0
Noninterest expenses	(3.9)	(3.8)	(2.9)	(3.5)
Adjusted costs	(4.0)	(3.8)	(2.9)	(3.0)
Adj. costs ex transformation charges	(4.0)	(3.8)	(2.9)	(3.0)
Profit before tax	1.5	1.3	0.9	0.2(1)
Assets	249	215	251	234
Loans	112	113	112	119
Deposits	255	251	244	265
Avg. allocated tangible equity	10.9	9.4	9.4	8.9
Risk weighted assets	58	58	58	57
Leverage exposure	276	247	283	264

Note: Numbers including refinements of P&L allocations between Corporate Bank and Private Bank to be reflected in Financials with Q4 2019 reporting, of which € 71m revenues for 2017, € 71m for 2018, € 53m for 9M 2018, € 52m for 9M 2019, adjusted costs of € (143)m for 2017, € (148)m for 2018, € (112)m for 9M 2018 and € (112)m for 9M 2019, profit before tax of € (75)m for 2017, € (80)m for 2018, € (61)m for 9M 2018 and € (61)m for 9M 2019. No adjustments to balance sheet numbers due to materiality reasons

(1) Includes goodwill impairment of € 491m in Q2 2019

Overview of Corporate Bank / Private Bank refinements

In € m

FY 2018	CB	IB	PB	AM	C&O	Core Bank	CRU	Group
Net revenues	5,193	7,467	8,712	2,187	(120)	23,438	1,878	25,316
CB / PB refinements	71	-	(71)	-	-	-	-	-
Net revenues post refinements	5,263	7,467	8,641	2,187	(120)	23,438	1,878	25,316
Noninterest expenses	(3,697)	(6,501)	(7,742)	(1,735)	(421)	(20,096	(3,365)	(23,461
CB / PB refinements	(148)	-	148	-	-	-	-	-
Noninterest expenses post refinements	(3,846)	(6,501)	(7,593)	(1,735)	(421)	(20,096	(3,365)	(23,461
Adjusted costs	(3,619)	(6,172)	(7,708)	(1,657)	(311)	(19,467	(3,343)	(22,810
CB / PB refinements	(148)	-	148	-	-	-	-	-
Adjusted costs post refinements	(3,767)	(6,172)	(7,560)	(1,657)	(311)	(19,467	(3,343)	(22,810

9M 2019	CB	IB	PB	AM	C&O	Core Bank	CRU	Group
Net revenues	3,920	5,443	6,311	1,662	95	17,431	385	17,816
CB / PB refinements	52	-	(52)	-	-	-	-	-
Net revenues post refinements	3,973	5,443	6,259	1,662	95	17,431	385	17,816
Noninterest expenses	(3,436)	(4,813)	(6,129)	(1,273)	(288)	(15,940	(2,740)	(18,681
CB / PB refinements	(112)	-	112	-	-	-	-	-
Noninterest expenses post refinements	(3,548)	(4,813)	(6,018)	(1,273)	(288)	(15,940	(2,740)	(18,681
Adjusted costs	(2,929)	(4,554)	(5,639)	(1,234)	(136)	(14,491	(2,560)	(17,051
CB / PB refinements	(112)	-	112	-	-	-	-	-
Adjusted costs post refinements	(3,040)	(4,554)	(5,528)	(1,234)	(136)	(14,491	(2,560)	(17,051

Speaker biography



Stefan has been at Deutsche Bank since 2003 when he started in Structured Sales.

In 2008 he moved to Credit Trading in New York and has since taken on various leadership roles across Sales, Trading and Structuring in the United States and Germany, including Global Head of Institutional Sales.

In October 2018 he was named Head of Global Transaction Banking and the Corporate and Investment Bank in Germany.

As of July 2019, he is Head of DB's Corporate Bank.

Stefan Hoops holds a Master of Science in Business Administration and a PhD in Economics from the University of Bayreuth.

Corporate Bank – organisational structure


Christian Sewing
Stefan Hoops
Coverage
Americas
APAC
EMEA
Regions
Americas
APAC
EMEA
ex. GY / UKI
Germany
UK & Ireland
Products
Cash Management
Trade Finance & Lending
Securities Services
Trust & Agency Services
Foreign Exchange
Functions
COO
Strategy
Financial Resource Management
New Ventures

Investor Deep Dive
Investment Bank

Mark Fedorcik
Ram Nayak

10 December 2019

Deutsche Bank

Summary

- Reduce costs to materially improve return on tangible equity to 7 – 8%
- Stabilize and grow revenues
- We offer competitive products and have strong relationships with our corporate and institutional clients

	FY 2018	9M 2019
Revenues (% of group)	€ 7.5bn (30%)	€ 5.4bn (31%)
Adjusted costs[(1)] (% of group)	€ 6.2bn (27%)	€ 4.5bn (27%)
Risk weighted assets (% of group)	€ 124bn (35%)	€ 125bn (36%)

(1) Excluding transformation charges. For further details see slide 18 in the Chief Financial Officer presentation

Investment Bank at a glance

Key strengths

- Deep institutional & corporate client franchise
- Global leader in Financing
- Global FX powerhouse

Well-diversified business

Fixed Income, Currency Sales & Trading[(1)]
Revenues 9M 2019: € 4.3bn



FX
~15%
Rates
~15%
Emerging Markets
~15%
Credit (including Financing)
~55%

Origination & Advisory
Revenues 9M 2019: € 1.3bn



Leveraged Finance[(2)]
~40%
Debt Capital Markets[(2)]
~30%
Equity Origination
~5%
M&A
~25%

(1) Fixed Income, Currency (FIC) Sales & Trading
(2) Debt Origination as publicly disclosed includes Leveraged Finance and Debt Capital Markets

Serving clients where we have a competitive advantage

We have a strong franchise …

Global leader in Financing	Global FX powerhouse	Debt Origination expert
# 3 Global Credit # 1 Commercial Real Estate Financing & CMBS Primary[(1)] # 2 Distressed Products # 4 Asset Backed Financing	# 2 Global FX # 1 Derivatives # 3 Electronic Trading (Spot/Forward)	# 1 EMEA[(2)] Leveraged Finance # 5 Global Leveraged Finance # 4 Global / EMEA High-Yield Debt

Go-to FIC bank for global clients in EMEA and Asia

# 3 EMEA FIC # 1 EMEA Credit # 5 EMEA Rates	# 3 APAC FIC # 1 APAC Credit # 2 Emerging Markets Structured

… but a 2% return on tangible equity is unacceptable[(3)]

Source: Euromoney 2019 survey for Foreign Exchange (FX) and Dealogic for Origination & Advisory rankings as of 9M 2019; other Fixed Income, Currency Sales & Trading and Financing: Coalition, 1H 2019 Competitor Analytics
(1) Commercial Mortgage Backed Securities
(2) Europe, Middle East, Africa (EMEA)
(3) 9M 2019

Strategic priorities to improve return on tangible equity

- Reduce costs
- Reduce funding costs
- Stabilize our franchise and grow revenues

Our path to improved profitability

Post-tax return on tangible equity, in %



Cost/ Income ratio
86%
<65%
3%
2-3%
4%
(1%)
(0-1)%
7-8%
9M 2019 ex. items(1)
Revenue drivers
Cost drivers
Provision for credit losses
Other(2)
2022 Target
Outlook

	9M 2019	2022
RWA	€ 125bn	~€ 133bn
Leverage	€ 494bn	~€ 450bn

(1) Items include specific revenue items, impairments of goodwill and other intangible assets, software and real estate impairments, transformation related restructuring and severance, deferred tax asset valuation adjustments. 9M 2019 reported post-tax return on tangible equity: 1.8%. For further details see slide 18 in the Chief Financial Officer presentation

(2) Includes impacts from nonoperating costs, tax, additional equity components and tangible equity

Reduce costs: progress and outlook

Adjusted costs ex transformation charges(1), in € bn



Phase 1
2017 – 2019
Phase 2
2020 – 2022
Primarily Front office
Primarily Back office
Front office
Back office
6.5
5.9
(7)%
CAGR
4.7
Front office
Back office
2017
2019
2022
Outlook
Cost reductions(2)
2017 – 2019
2020 – 2022
~0.6
~1.2
70%
~0.4
~0.2
20%
30%
~0.2
~0.9
80%

Note: Totals may not sum due to rounding differences

(1) The split of Front Office and Back office costs here reflects the realignment of technology and infrastructure functions from Front Office to Back office to be implemented in Q1 2020

(2) Planned cost reductions for 2019 as well as for 2020 – 2022

Reduce costs: specific initiatives

Adjusted costs[1], in € bn



(7)% CAGR
6.5
5.9
4.7
2017
2019
2022
Outlook
Front Office
Back Office

Driver	Measures	Impact[2]
Front Office	— **Front office restructuring largely completed** — Increase expense management discipline	€ 0.2bn
Back office	— **Investment Bank technology** — Migrate to single platforms — Decommission applications (down 30% 2019-22) — Reduce external contractors — Increase capacity in offshore center of excellence	€ 0.3bn
	— **Infrastructure**[3] — Automate data and processes (Straight Through Processing) — Reduce headcount / optimize location — Optimize client perimeter	€ 0.6bn

(1) Excluding transformation charges
(2) Planned total financial impact by 2022
(3) Infrastructure includes COO, CFO, CRO, CAO, CEO and Regulatory Office

Stabilize revenues: transform EMEA flow and refocus Emerging Markets

Investment Bank revenue composition[1], in € bn


6.1
5.6
4.7
4.3
1.4
1.3
9M 2018
9M 2019
FIC
O&A

Driver	Measures
Grow revenue in EMEA FIC	— Turn around specific flow businesses — New leadership — Disciplined risk management — Automate and standardize flow businesses — Leverage leading institutional franchise
Refocus Emerging Markets	— Replicate successful Asian strategy in other regions — Align country footprint with Corporate Bank — Focus on — Multinational corporates — Risk / Treasury solutions

(1) Revenues as per 9M 2019 Financial Data Supplement excluding 'Other'

Stabilize revenues: partner with the Corporate Bank and reduce funding costs

Investment Bank revenue composition(1), in € bn



6.1
5.6
4.7
4.3
1.4
1.3
9M 2018
9M 2019
FIC
O&A

Driver	Measures
Partnership with Corporate Bank	— Build on existing areas of partnership — Payment-linked Foreign Exchange — Risk / Treasury solutions — Autobahn — Leverage opportunities for increased cooperation
Reduce funding costs	— Implement dynamic data feeds from front office trading systems — Improve liquidity modelling and forecasting — Right-size liquidity buffers

(1) Revenues as per 9M 2019 Financial Data Supplement excluding 'Other'

Stabilize revenues: play to our strengths

Investment Bank revenue composition[1], in € bn


6.1
5.6
4.7
4.3
1.4
1.3
9M 2018
9M 2019
FIC
O&A

Driver	Measures
Prioritize Financing businesses	— Maintain underwriting standards and portfolio quality — Deepen financing activities in asset backed markets — Continue targeted investment in secured Commercial Real Estate
Grow Origination & Advisory	— Make targeted hires in coverage — Sustain profitable Leveraged Debt Capital Markets franchise — Continue to focus on Investment Grade issuance

(1) Revenues as per 9M 2019 Financial Data Supplement excluding 'Other'

Disciplined approach to lending

Q3 2019 loans at amortized cost[1], in € bn


Leveraged Debt Capital Markets
Commercial Real Estate
Other
6 %
27 %
28 %
39 %
Investment Bank loans: € 71bn
Asset Backed Securities

Measures

Risk management

- Well diversified across geographies and industries
- Concentration risk managed within granular limit frameworks (with constraint on higher-risk segments)
- Conservative origination and underwriting standards supported by disciplined monitoring
- Continued disciplined risk management

Asset quality

- Over 90% of the financing portfolio is secured
- Structured to absorb stress in collateral value

Duration

- Average loan portfolio duration 2 to 3 years

Distribution

- Syndicated 99% of originated Leveraged Finance bridges in 2019

(1) Excludes off balance sheet commitments

Key take-aways

- Committed to reducing costs and to improving return on tangible equity to 7 – 8% in 2022

- Stabilizing the franchise and setting solid foundations for growth

- Serving our clients and partnering with the Corporate Bank

Appendix



Financial overview

In € bn

	2017	2018	9M 2018	9M 2019
Revenues	8.3	7.5	6.1	5.4
Revenues ex specific items[1]	8.7	7.2	5.9	5.5
Noninterest expenses	(6.7)	(6.5)	(5.0)	(4.8)
Adjusted costs	(6.5)	(6.2)	(4.7)	(4.6)
Adj. costs ex transformation charges	(6.5)	(6.2)	(4.7)	(4.5)
Profit before tax	1.5	0.9	1.0	0.5
Assets	472	457	463	585
Loans	51	61	58	71
Avg. allocated tangible equity	24	21	21	21
Risk weighted assets	120	124	116	125
Leverage exposure	426	419	414	494

(1) Revenue specific items: 2017: € 0.4bn, 2018: € 0.3bn, 9M 2018: € 59m from DVA – IB Other / CRU and € 84m from change in valuation of an investment in FIC S&T, 9M 2019: € (126)m from DVA – IB Other / CRU and € 101m from change in valuation of an investment in FIC S&T

Speaker biography



Mark Fedorcik joined Bankers Trust in 1995 before it was acquired by Deutsche Bank.

Since then he has taken on various leadership roles within the Investment Bank, including Co-President of the Corporate & Investment Bank (CIB) in the Americas and Co-Head of Corporate Finance. Mark was also Head of Debt Capital Markets and Global Head of Leveraged Debt Capital Markets.

In July 2019 he was appointed Head of the Investment Bank and member of the Group Management Committee.

Mark is a graduate of Hamilton College.



Ram Nayak leads Fixed Income, Currency Sales and Trading in the Investment Bank.

He has over 25 years' experience in the financial services industry, joining Deutsche Bank in 2009 as Head of Global Markets Structuring. Prior to that he worked at Credit Suisse as Global Head of Emerging Markets and has held various positions at Merrill Lynch and Citigroup.

During his time at Deutsche Bank he has held various leadership roles, including Global Head of Fixed Income Trading (2015-18) and Co-President of the Corporate & Investment Bank (2018-19). Ram is a member of the Group Management Committee.

Ram holds a Bachelor's degree from the Indian Institute of Technology, an MBA from the Indian Institute of Management and an MBA from the University of Chicago.

Investor Deep Dive
Capital Release Unit

Louise Kitchen

10 December 2019

Deutsche Bank

Summary

- Allow group to fund transformation through existing capital resources
- Execute on cost reduction program
- Execute on objectives while maintaining core client franchise and relationships

	Q3 2019
Revenues	€ (0.2)bn
Adjusted costs[1]	€ 0.6bn
Leverage exposure	€ 177bn
Risk weighted assets	€ 56bn

(1) Excluding transformation charges. For further details see slide 18 in the Chief Financial Officer presentation

Capital Release Unit framework established

Phase 1 (Set-Up)	Phase 2 (Preparation)	Phase 3 (Execution)
✓	✓	
— Established new division with team of wind-down experts — Established risk management and governance structure — Migrated assets and infrastructure into Capital Release Unit — Signed and closed Global Prime Finance and Electronic Equities platform agreement with BNP Paribas — Executed initial headcount reductions	— Set up standardized utility functions (cross asset novation teams) — Completed analysis and de-risking strategy for assets — Executed 2019 asset reduction program — Created a separate Global Prime Finance Transition Unit	— Execute defined asset reduction programs from 2020 — Manage financial risks, optimize funding, resolve contingent risks — Align cost reductions to asset disposals — Transition Global Prime Finance and Electronic Equities platform to BNP Paribas by 2021

Asset composition

Q2 2019, in € bn


Weighted average life (in years)
65
250
Operational Risk
33
Equities (ex Prime Finance(1))
6
Prime Finance(1)
3
Rates
9
Fixed Income (ex-Rates)
12
Other
2
76
61
88
20
5
2
1
8
5
5
Risk weighted assets
Leverage exposure

Equities	— Cash equities — Equity flow derivatives — Equity exotic derivatives — Equity platforms
Prime Finance	— Global Prime Finance and Electronic Equities platform
Rates	— Interest rate swaps, cross currency swaps, options, swaptions and inflation portfolio
Fixed Income	— Derivatives (Emerging Markets and Asia Pacific) — Credit assets (derivatives, loans, bonds) — Legacy assets from the Investment Bank (RMBS)
Other	— Legacy mortgages from Private Bank Poland — Legacy loans and rates derivatives from Corporate Bank Netherlands

(1) Retained as part of BNP Paribas transfer

Asset Reduction on track

In € bn

Capital Release Unit strategic plan

Portfolio segmentation	— Derivatives (by type, client, term) — Credit assets — Platforms (e.g. Prime Finance, Electronic Equities, warrants) — Joint ventures & equity stakes — Cash assets — Contingent liabilities
Strategic & financial impact review	— De-risking approach (e.g. platform exits, competitive auctions, bilateral asset sales, roll-off) — Model and methodology review — Validation of de-risking budget and financial impact analysis
Disposal prioritization	— Day 1 capital accretion (RWA release vs. P&L) — Cost elimination (including hedging) — Risk reduction — Complexity and time-to-market

Risk weighted assets



72
65
(9)
56
52
38
32
2018
Q2 2019
Q3 2019
2019 target
2020 target
2022 target

Leverage exposure – CRD4, fully loaded



Prime Finance (retained as part of BNP Paribas transfer)
281
250
(73)
177
~40
~140
~20
~50
~15
~10
2018
Q2 2019
Q3 2019
2019 target
2020 target
2022 target

Global Prime Finance transition to BNP Paribas

In € bn, unless otherwise stated

Rationale

- Realize the value embedded in Deutsche Bank's Prime Finance and Electronic Equities platform:
  - Release capital and leverage
  - Recover operating costs
  - Transfer of up to 1,300 employees
  - Migrate 110 IT applications
  - Provide continuity of service to Prime Finance and Electronic Equities clients and markets

Impact

Risk weighted assets[(1)]



2.1
~0.5
Q3 2019
2019 target

Leverage



~40
~20
Q3 2019
2019 target

Annual impact on Profit Before Tax (PBT)



~(0.4)
~0.4
~0
"Direct" cost
Cost recovery (in revenues)
PBT impact

Global Prime Finance Transition Unit Employees ('000)



1.3
0.3
0.5
0.4
0.1
Total
Front Office
IT
Operations
Control

Process

- Transaction closed on 29th November 2019
- Deutsche Bank will continue to operate the business until migration complete or end of 2021
- Revenues to be transferred to BNP Paribas, while BNP Paribas will reimburse Deutsche Bank costs up to a specific amount
- IT separation and migration process expected to complete by Q2 2021
- Client migration to follow platform migration, primarily 2021

(1) Excludes operational risk weighted assets

Revenue Drivers

In € m

	Description	Q3 2019 revenue	Outlook (2020 – 2021)	Expected Quarterly Revenues 2020	2021 – 2022
Operating revenues	— Income from business retained for transition/ sale — Funding charges — Hedging costs — Mark to market impact — De-risking impact	(123)	— Positive revenues from reimbursement from BNP Paribas — Small income from loan portfolios — Funding costs to decline as assets reduce — Hedging costs to remain negative but reducing with asset disposals — Mark to market impact volatile, but declining volatility as assets reduce — De-risking impact expected to peak in 2020. Timing and magnitude of spend subject to market conditions	(250) – (100)	(50) – 50
Specific items	— Debt Valuation Adjustments — Other material one off adjustments	(100)	— Debt Valuation Adjustments driven by Deutsche Bank group credit spreads	-	-
Total revenues		(223)	— Negative revenues in coming quarters — Impact reducing over time	(250) – (100)	(50) – 50

Cost drivers

Adjusted costs ex transformation charges, in € bn


3.3
0.6
0.3
0.6
1.8
2.6
0.5
0.3
0.5
1.4
0.7
0.3
0.1
0.2
0.4
0.3
0.7
Cost reduction through transfer of Global Prime Finance and Electronic Equities to BNP Paribas
Reduction in Sales, Trading & Research staff following business exits
Reduction of Single Resolution Fund and other Bank Levies as asset base shrinks
Reduction of IT costs, exchange membership fees, platform costs
Reduction of business-aligned infrastructure spend resulting from exited businesses and locations
— Residual compensation costs, Single Resolution Fund and non-compensation costs
— Working towards further reductions in allocated costs by applying Driver Based Cost Management and other cost management tools as well as additional management actions including:
— Decommissioning applications
— Cost centres & entity closures
2018
2019
Prime Finance and Electronic Equities
Compen-sation & Benefits
Bank Levy
Other
Allocated costs
2022
Outlook
Allocated Costs
Other non-comp
Bank levy
Comp & Benefits
Prime Finance and Electronic Equities(1)

(1) Retained as part of BNP Paribas transfer

Capital Release Unit wind-down broadly self-funding

Estimated Capital Release Unit impact on group CET1 ratio, in basis points



Net impact on group CET1 ratio
~20
~0
~(10)
~(20)
Risk weighted asset reduction
~85
~50
~20
~5
Net Income / Release of Capital Deduct Items
~(65)
~(50)
~(30)
~(25)
2019
2020
2021
2022
Outlook

Increase in Group CET1 of ~160bps due to reduction of risk weighted assets

Drag on net income includes hedging, funding and de-risking impact but expected to decrease over time

Partially offset by decreases in capital deduction items

Key take-aways

- Asset reduction framework in place for controlled, cost-effective release of capital and de-leveraging of the balance sheet

- Dedicated management team focused on wind-down mandate, notably simplification and expense elimination

- Declining loss profile and resource reductions support improvement in Group returns while minimizing impact on Core Bank client franchise and relationships



Appendix

Speaker biography



Louise leads the Capital Release Group.

Louise has over twenty five years experience in the markets joining Deutsche Bank in 2005. Prior to 2005, Louise worked in Trading, Sales and Structuring roles at UBS and a number of companies in the energy sector.

Since joining the bank, Louise has held various leadership positions within the Corporate & Investment Bank including Global Head of Strategic Implementation mostly recently as Global Head of Institutional and Treasury Coverage.

Louise is a member of the Global Management Committee.

Capital Release Unit organisational structure


Frank Kuhnke
Management Board Member for the Capital Release Unit
Head of Capital Release Group
Head of Global Prime Finance Transition Unit

Investor Deep Dive

Stuart Lewis
Chief Risk Officer

10 December 2019

Deutsche Bank

Summary

- Significantly reduced and transformed balance sheet
- Strengthened risk control environment and enhanced capabilities through investments
- Maintaining conservative risk profile with high underwriting standards and controlled risk appetite

Strengthened key balance sheet and risk metrics

	2007	2015	9M 2019
Common Equity Tier 1 capital ratio[1]	8.6%[2]	11.1%	13.4%
Provision for credit losses as % of loans	31bps	22bps	15bps
Average Value-at-Risk[3]	€ 86m	€ 43m	€ 30m
Most Stable Funding[4]	30%	74%	80%
Liquidity Reserves	€ 65bn	€ 215bn	€ 243bn

(1) Fully loaded
(2) 2007 ratio includes hybrid instruments as definition of CET1 ratio did not exist under the previous Basel regime
(3) Trading Book VAR @ 99% / 1 day
(4) Most stable funding as a proportion of the total external funding profile. Most stable funding is defined as funds from Capital Markets & Equity, Private Bank and Corporate Bank

Further strengthening our control environment

In € bn, unless otherwise stated

Adjusted costs



Non-Financial Risk(1)
Financial Risk(1)
0.6
0.2
0.4
1.0
0.6
0.4
2013
2019 Outlook

Full time employees(1), in 000s



3.7
1.2
2.6
5.5
3.1
2.5
2013
2019 Outlook

Operational risk losses(2)



Non-Legal
Legal
3.4
0.2
3.2
2.4
0.2
2.2
5.8
0.2
5.6
3.1
0.2
3.0
0.7
0.2
0.6
0.3
0.1
0.2
0.2
0.0
0.2
2013
2014
2015
2016
2017
2018
9M19

Note: Totals may not sum due to rounding differences

(1) Includes the following areas within the Risk division: Non-Financial Risk: Compliance, Anti-Financial Crime, Non-Financial Risk Management and Model Risk; Financial Risk: Credit Risk, Market & Valuation Risk, Enterprise Risk, Liquidity Risk; Full time employees are internal

(2) Legal includes losses and provisions arising from civil litigation and regulatory enforcement matters

Increasing technology investments

~€ 900m investments in Technology across Risk, Anti Financial Crime and Compliance in 2017 – 2019

Aggregate investments in Risk, Anti Financial Crime & Compliance Technology to increase further in 2020

Anti-Financial Crime	Compliance	Credit Risk	Market Risk
Daily name list screening of all our clients against sanctioned entities, politically exposed persons and our internal criteria	We now monitor **over 1 million communications on a daily basis** across email, chats and voice communications **across 12 languages**	**Implemented new Global Credit Rating System,** improving data timeliness and monitoring capabilities, **~4,200 counterparties have been migrated** onto GCRS	**Historical Simulation Risk Management launched,** improving accuracy, granularity, control and risk management through **~15bn trade revaluations daily**

Significantly reduced and transformed balance sheet

After netting[1], in € bn



1,495
65
995
201
235
2007
1,019
243
294
431
52
30 Sep 2019
Liquidity Reserves
Trading and related assets(2)
Loans(3)
Other(4)

- Around a quarter of net balance sheet held in Liquidity Reserves
- Trading assets significantly reduced to less than 30% of net balance sheet
- Derivative book benefits from netting/ collateral and strong stress testing capabilities
- Strong loan book quality with ~90% Investment Grade

(1) Net balance sheet of € 1,019bn is defined as IFRS balance sheet (€ 1,501bn) adjusted to reflect the funding required after recognizing (i) legal netting agreements (€ 355bn), cash collateral received (€ 53bn) and paid (€ 41bn) and offsetting pending settlement balances (€ 34bn)
(2) Trading and related assets includes debt and equity securities (excluding highly liquid securities), derivatives, repos, securities borrowed and lent, brokerage receivables and payables, loans measured at fair value
(3) Loans at amortized cost, gross of allowances
(4) Other assets include goodwill and other intangible, property and equipment, tax assets, cash and equivalents which are not part of liquidity reserve, and other receivables

Managing Credit Risk: high credit quality

Net Credit Loss Provisions, in € bn



Net CLP, in bps(1)
28
22
33
13
13
15(1)
mid-teens or higher
<30
1.1
1.0
1.4
0.5
0.5
0.5
2014
2015
2016
2017
2018
9M 19
2019
2020
Outlook

Net Credit Loss Provision peer[2] comparison, in bps



2015 – 2019 average
44
19
Peers
Deutsche Bank
350
300
250
200
150
100
50
0
2007
2009
2011
2013
2015
2017
9M 2019(1)
Peers
Deutsche Bank

(1) 2019 year-to-date net provision for credit losses annualized as % of loans at amortized cost
(2) Peers: Citigroup, Bank of America, JPMorgan, Barclays, BNP Paribas, UBS, Credit Suisse; Source: Company reports

A low risk, well diversified loan portfolio

IFRS loans at amortized cost, 30 September 2019

~90% of our Loan Book is Investment Grade


Private Bank
Investment Bank
Corporate Bank
Capital Release Unit
Other(1)
Capital Release Unit
IB Other
Other
Leveraged Debt
Capital Markets
Asset Backed Securities
5%
2%
1%
2%
6%
German Mortgages
30%
Commercial
Real Estate
5%
Commercial Real
Estate
5%
Commercial
Banking
6%
4%
International Mortgages
16%
6%
Consumer Finance
2%
Global Transaction Banking
10%
Business Finance
Wealth Management

Largest three portfolios

German Mortgages

- Average loan to value: 75%
- 90+ Days past Due: 0.2%
- Average 5 year CLPs(2): 0bps

Wealth Management

- ~98% collateralized loans
- Median rating: iA+
- Average 5 year CLPs(2): 3bps

Global Transaction Banking

- Share of portfolio short-term (<1yr): ~50%
- Share of portfolio secured: ~50%
- Average 5 year CLPs(2): 14bps

Note: Loan amounts are gross of allowances
(1) Mainly relates to Corporate & Other
(2) Average net provision for credit losses annualized as % of loans at amortized cost (2015 – YTD Sep 19)

Deep Dive: Investment banking portfolios

Asset-Backed Securities	Commercial Real Estate	Leveraged Debt Capital Markets
6% of Loans[1] / 2% of Group RWA (Loan growth YoY ex FX: ~€ 5.5bn)	5% of Loans[1] / 2% of Group RWA (Loan growth YoY ex FX: ~€ 2.0bn)	1% of Loans[1] / 3% of Group RWA (Loan growth YoY ex FX: ~€ 0.1bn)
Various financing solutions collateralized by different assets pool	Structuring, lending and syndicating of risk secured by commercial real estate	'Originate to distribute' business model focused on sponsor-backed capital markets transactions
— Underlying asset pools with well understood performance drivers and conservative stress metrics — Conservatively underwritten facilities (median: iA-[2]) supported by strong credit enhancement — Well diversified by asset class and servicer; ~ 2/3rds US & 1/3rd Europe	— Collateralized, largely non recourse business with focus on top tier sponsors and high quality properties — Well diversified by property type. Limited exposure to construction, retail and higher end condo — Managed to tight underwriting standards (average ~60% Loan to Value) with limited single name concentration risk	— Dynamic management of underwriting risk governed by notional and stress limits, regular stress testing and market hedging — No meaningful exposure to 'hung' deals — Well diversified by industry with limited single name concentration risk — Predominantly senior secured
Average 5 year CLPs[3]: 1bps	Average 5 year CLPs[3]: 15bps	Average 5 year CLPs[3]: 82bps

(1) Loans at amortized cost; numbers do not include off balance sheet commitments
(2) Based on Deutsche Bank internal rating assessment
(3) Average net provision for credit losses annualized as % of loans at amortized cost (2015 – YTD Sep 19)

Level 3 assets: A small, but natural part of our business

In € bn



4.3% of total assets
88
Core Bank
Capital Release Unit
1.6% of total assets
25
7
18
Total 2007
30 Sep 2019
Equity securities
Mortgage backed securities
Other
1
0
2
Debt securities
5
10
Derivative Assets
7
Loans

Comprehensive stress testing to proactively manage downside risk

Comprehensive stress testing framework in place	Key known and emerging risks	Mitigating actions
Group wide stress test **Frequency:** Quarterly / Ad-Hoc	(US – China) Trade War	Reviewed cyclical portfolios with selective de-risking
Severe Market Correction / Delta Net Interest Income **Frequency:** Weekly / Monthly	Crash Brexit	Weekly stress test for Brexit; portfolios defensively positioned
Liquidity stress testing **Frequency:** Daily	Lower-for-longer interest rates	Net Interest Income mitigation measures in place
Regulatory stress tests (EBA, CCAR) **Frequency:** Varied	Other geopolitical events (Hong Kong, Middle East)	Hong Kong real estate review evidenced limited impact

Key take-aways

- Balance sheet and risk profile to remain robust through transformation period
- Improvements in controls and investments in non-financial risk function to reduce risk profile
- Maintain conservative underwriting standards and controlled risk appetite to support Group returns


Deutsche Bank
Appendix

Managing Market Risk: Trading book Value at Risk

DB Group, 99%, 1 day, in € m, unless otherwise stated



200
150
100
50
0
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
average of quarter
max of quarter
min of quarter
yearly average 2019

Trading VaR during 2019 ranged between € 22m and € 35m, similar to 2018 print ranging between € 20m and € 41m

— Q3 2019 average VaR at € 30m

— Historical Simulation Risk Management launched, moving to a full revaluation based model fundamentally improving DB's risk management capability

Economic risk from derivatives exposure significantly smaller than headline number

EU accounting standards inflate disclosed derivative assets, Q3 2019, in € bn


434
(409)
25
IFRS (EU standards)
Netting / Collateral
Net amount (US GAAP equivalent)

Net derivative assets are a function of market share, Q3 2019, in € bn

Global IB League Table position (1)


#6
#4
#2
#4
#2
#1
25
30
41
46
49
51

Commentary

- Unlike US GAAP, IFRS accounting does not allow for all Master Netting Agreements(2) to reduce derivative assets shown on the balance sheet
- On a US GAAP equivalent basis, derivative assets represent ~2% of total assets, of which
  - 80% to Investment Grade counterparties
  - 67% relates to interest-rate products, 27% related to currency, 5% related to Equity/index.
- Derivative assets consistent with global Investment Banking market share

(1) Source: Coalition Global Investment Bank League Table FY 2018
(2) Master Netting Agreements allow counterparties with multiple derivative contracts to settle through a single payment

Speaker biography



Stuart Wilson Lewis became a member of our Management Board on June 1, 2012 and is our Chief Risk Officer. On July 7, 2019 he assumed responsibility for Compliance, Anti-Financial Crime and the Business Selection and Conflicts Office.
He joined Deutsche Bank in 1996. Prior to assuming his current role, Stuart Lewis was the Deputy Chief Risk Officer and Chief Risk Officer of the Corporate & Investment Bank from 2010 to 2012. Between 2006 and 2010 he was Chief Credit Officer.
Before joining Deutsche Bank in 1996, he worked at Credit Suisse and Continental Illinois National Bank in London.

Stuart Lewis studied at the University of Dundee, where he obtained an LLB (Hons), and he holds an LLM from the London School of Economics. He also attended the College of Law, Guildford.

Cautionary statements

Non-IFRS Financial Measures

This document contains non-IFRS financial measures. For a reconciliation to directly comparable figures under IFRS, to the extent not provided herein, please refer to the Financial Data Supplement which can be downloaded from www.db.com/ir.

Forward-Looking Statements

This document contains forward-looking statements. Forward-looking statements are statements that are not historical facts; they include statements about our beliefs and expectations and the assumptions underlying them. These statements are based on plans, estimates and projections as they are currently available to the management of Deutsche Bank. Forward-looking statements therefore speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

By their very nature, forward-looking statements involve risks and uncertainties. A number of important factors could therefore cause actual results to differ materially from those contained in any forward-looking statement. Such factors include the conditions in the financial markets in Germany, in Europe, in the United States and elsewhere from which we derive a substantial portion of our revenues and in which we hold a substantial portion of our assets, the development of asset prices and market volatility, potential defaults of borrowers or trading counterparties, the implementation of our strategic initiatives, the reliability of our risk management policies, procedures and methods, and other risks referenced in our filings with the U.S. Securities and Exchange Commission. Such factors are described in detail in our SEC Form 20-F of 22 March 2019 under the heading "Risk Factors". Copies of this document are readily available upon request or can be downloaded from www.db.com/ir.